UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2008

Franklin Street Properties Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880-6210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 20, 2008, Franklin Street Properties Corp. (“FSP”) announced that it had entered into an agreement to acquire FSP Park Ten Development Corp. for a total purchase price of approximately $35.4 million. FSP Park Ten Development Corp. was originally capitalized through a private placement offering to accredited investors by FSP’s subsidiary, FSP Investments LLC.  Upon completion of the acquisition, the existing holders of preferred stock in FSP Park Ten Development Corp. will receive cash consideration of approximately $127,290 per share.  The acquisition will be effected by merging a wholly-owned acquisition subsidiary of FSP with and into FSP Park Ten Development Corp.  Consummation of the acquisition requires the approval of FSP Park Ten Development Corp.’s stockholders.  The acquisition is expected to close on or about May 15, 2008.  FSP Park Ten Development Corp. has been advised in this acquisition by Cohen & Steers Capital Advisors, LLC.

The foregoing description of the merger is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Statements made in this report that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future, including statements relating to consummation of the merger with FSP Park Ten Development Corp., constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This report may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including the failure to obtain the requisite shareholder vote for the proposed merger.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We will not update any of the forward looking statements after the date of this report to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

Date: March 21, 2008	By:	/s/ George J. Carter
George J. Carter President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Agreement and Plan of Merger by and among Franklin Street Properties Corp., Park Ten Phase II Acquisition Corp., and FSP Park Ten Development Corp. dated March 19, 2008